 Exhibit 10.261

LIMITED LIABILITY COMPANY AGREEMENT OF

BR DFW PORTFOLIO JV MEMBER, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT of BR DFW PORTFOLIO JV MEMBER, LLC, a Delaware limited liability company (the “Company”), as amended from time to time, (the "Agreement") is entered into by BRG DFW Portfolio, LLC, a Delaware limited liability company, the sole member and manager of the Company (the "Member").

RECITALS

A.           The Company was formed as a Delaware limited liability company in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "Act").

B.           The undersigned desires to execute this Agreement to set forth the terms and conditions under which the management, business, and financial affairs of the Company will be conducted.

C.           Definitions for this Agreement are set forth in Article XI.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants, and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged, the undersigned party hereby covenants and agrees as follows:

ARTICLE I

PURPOSE AND POWERS OF COMP ANY

1.1           Purpose. The Company's business and purpose shall consist solely of (x) the acquisition, ownership, operation, management, financing and disposition of (A) the multi-family real estate project consisting of approximately 322 units and located at 5301 North Tarrant Parkway, Fort Worth, Texas 76244 and commonly known as The Sovereign Apartments (the “Keller Crossing Property"), and (B) the multifamily real estate project consisting of approximately 352 units and located at 5050 FM 423, Frisco, Texas and to be hereafter commonly known as Sorrel Phillips Creek Ranch Apartments (the “Phillips Creek Property” and together with the Keller Crossing Property, the “Property”), each of which will be owned by a Subsidiary, (y) the ownership and management of one or more Subsidiaries in connection with the Property and (z) such activities as are necessary, incidental or appropriate in connection therewith.

1.2           Powers. The Company shall have all powers of a limited liability company formed under the Act and not prohibited by the Act or this Agreement.

1.3           Title to Company Property. All property owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no member shall have any ownership interest in any Company property in its individual name or right, and each member's Membership Interest shall be personal property for all purposes.

1.4           Term. This Agreement shall not terminate until the Company is terminated in accordance with this Agreement.

1.5           Registered Office and Registered Agent. The Company's initial registered office and initial registered agent shall be as provided in the Certificate of Formation. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent pursuant to the Act.

1.6           Formation and Authorized Person. On or before execution of this Agreement, an authorized person within the meaning of the Act shall have duly filed or caused to be filed the Certificate of Formation of the Company with the office of the Secretary of State of Delaware, as provided in Section 18-201 of the Act, and the Manager hereby ratifies such filing. The Manager shall use its best efforts to take such other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of Delaware. Notwithstanding anything contained herein to the contrary, the Company shall not do business in any jurisdiction that would jeopardize the limitation on liability afforded to the Member under the Act or this Agreement.

ARTICLE II

MEMBERS

2.1           Initial Member.

(a)          The name, address and initial Membership Interest of the initial Member is as follows:

Name	Membership Interest
BRG DFW Portfolio, LLC
c/o Bluerock Real Estate, L.L.C.	100%
712 Fifth Avenue, 9th Floor
New York, NY 10019

(b)          The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

ARTICLE III

MANAGEMENT

3.1           Initial Manager. The initial Manager shall be the Member.

3.2           In General. The powers of the Company shall be exercised by, or under the authority of, the Manager. In addition, the business and affairs of the Company shall be ·managed under the direction of the Manager. Subject to the limitations set forth in this Agreement, the Manager shall be entitled to make all decisions and take all actions for the Company.

3.3           Management by Manager. Except as otherwise limited by this Agreement, the Manager shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise; provided, however, that the Company may, at its election, appoint one or more officers to exercise its rights under this Agreement. The Manager shall be entitled to make all decisions and take all actions for the Company, and the Manager has the authority to bind the Company.

3.4           Required Approval. Any provision in this Agreement that requires the approval of the members, but does not specify the particular percentage interests or number of members required for such approval, shall be interpreted to require the affirmative vote of the members holding a majority of the total Membership Interests from time to time, and specifically shall not be interpreted to require unanimous consent of the members.

3.5           Action By Manager. In exercising the voting or other approval rights as provided herein, the Manager may act through meetings and/or written consents.

3.6           Term of Manager. The Manager shall serve until the Member’s withdrawal from the Company. At such time any existing or new Members may elect a new Manager through vote of the Members then owning more than 50% in Membership Interests.

3.7           Authorization. The Company shall possess and may exercise all of the powers and privileges granted by the Act, and the Company is hereby authorized to do any act, enter into any agreement, contract or other instrument, and otherwise to engage in any activity and to do any action not prohibited under the Act or other applicable law which is necessary, useful, desirable or convenient to the conduct, promotion and attainment of the business and purposes of the Company.

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

[INTENTIONALLY OMITTED]

ARTICLE VI

EFFECT OF BANKRUPTCY. DEATH OR INCOMPETENCY OF A MEMBER

6.1 The bankruptcy, death, dissolution, liquidation, termination or adjudication of incompetency of a member shall not cause the termination or dissolution of the Company and the business of the Company shall continue. Upon any such occurrence, the trustee, receiver, executor, administrator, committee, guardian or conservator of such member shall have all the rights of such member for the purpose of settling or managing its estate or property, subject to satisfying conditions precedent to the admission of such assignee as a substitute member. The transfer by such trustee, receiver, executor, administrator, committee, guardian or conservator of any Company Interest shall be subject to all of the restrictions hereunder to which such transfer would have been subject if such transfer had been made by such bankrupt, deceased, dissolved, liquidated, terminated or incompetent member. The foregoing shall apply to the extent permitted by applicable law. Notwithstanding any other provision of the Certificate of Formation or this Agreement, no member of the Company shall have any right under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the bankruptcy of a member of the Company or the occurrence of any event that causes a member of the Company to cease to be a member of the Company. The existence of the Company as a separate legal entity shall continue until the cancellation of its Certificate of Formation as provided in the Act.

ARTICLE VII

CONTRIBUTIONS TO THE COMPANY AND DISTRIBUTIONS

7.1           Member Capital Contributions. Upon execution of this Agreement, the Member shall contribute as the Member's initial Capital Contribution, $100 in cash.

7.2           Distributions and Allocations. All distributions of cash or other property (except upon the Company's dissolution, which shall be governed by the applicable provisions of the Act and Article IX hereof) and all allocations of income, profits, and loss shall be made 100% to the members in accordance with their Membership Interest. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the members from the Company shall be treated as amounts distributed to the members pursuant to this Section 7.2. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the members on account of their interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

ARTICLE VIII

ASSIGNMENTS AND RESIGNATIONS

8.1           Assignment, Resignation and Admission Generally.

(a)          Assignments. A member may assign in whole or in part its Membership Interest in the Company. If a member transfers all of its Membership Interest pursuant to this Section 8.1, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, such member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a member by merger or consolidation shall, without further act, be a member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

(b)          Resignation. A member is permitted to resign. If a member is permitted to resign pursuant to this Section 8.l(b), an additional member of the Company shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, and the resigning member shall cease to be a member of the Company.

(c)          Admission of Additional Members. One or more additional members may be admitted to the Company with the written consent of the Manager.

8.2           Absolute Prohibition. Notwithstanding any other provision in this Article VIII, the Membership Interest of a member, in whole or in part, or any rights to distributions therefrom, shall not be sold, exchanged, conveyed, transferred, pledged, hypothecated, subjected to a security interest, or otherwise assigned or encumbered, if such action would result in a violation of federal or state securities laws in the opinion of counsel for the Company.

8.3           Additional Requirements. In addition to all requirements imposed in this Article VIII, any admission of a member or assignment of a Membership Interest shall be subject to all restrictions relating thereto expressly imposed by the Act.

8.4           Effect of Prohibited Action. Any assignment in violation of this Article VIII shall be, to the fullest extent permitted by law, void and of no force or effect whatsoever.

ARTICLE IX

DISSOLUTION AND TERMINATION

9.1           Dissolution. Subject to the other provisions of this Agreement, the Company shall be dissolved upon the first to occur of the following: (a) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Manager to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon an assignment by the Manager of all of its Membership Interest and the admission of the transferee pursuant to Section 8.1), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (x) to continue the Company and (y) to admit the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company.

9.2         Liquidation. Upon its dissolution, the Company shall wind up its affairs and distribute its assets in accordance with Section 9.4 below and the Act by either or a combination of the following methods as the Manager (or the Person carrying out the liquidation) shall determine:

(a)          selling the Company's assets and, after the satisfaction of Company liabilities, distributing the net proceeds therefrom to the members; and/or

(b)          subject to the satisfaction of Company liabilities, distributing the Company's assets to the members in kind in satisfaction of their Membership Interests.

9.3         Orderly Liquidation. A reasonable time as determined by the Manager (or the Person carrying out the liquidation) shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to the creditors so as to minimize any losses attendant upon dissolution.

9.4         Distributions. Upon dissolution, the Company's assets (including any cash on hand) shall be distributed in the following order and in accordance with the following priorities:

(a)          first, to the satisfaction of all debts and liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) and the expenses of liquidation, including a sales commission to the selling agent, if any; then

(b)          second, to the members.

9.5         Termination. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the members in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1         Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions and principles thereof.

10.2         Indemnity. The Company shall indemnify and hold harmless any person who was or is a party to any proceeding, including any proceeding brought by a member in the right of the Company or brought by or on behalf of any member of the Company, by reason of the fact that he is or was a Manager or an officer of the Company, against any liability incurred by him in connection with such proceedings unless he engaged in willful misconduct or knowing violation of the criminal law or any federal or state securities laws. Furthermore, in any such proceedings brought by or on behalf of the Company or bought by or on behalf of the members of the Company, no Manager or officer shall be liable to the Company or its members for any monetary damages with respect to any transaction, occurrence, course of conduct or otherwise, except for liability resulting from such Manager’s or officer's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities laws.

10.3         Integrated and Binding Agreement; Amendment. This Agreement contains the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, representations or warranties among the parties hereto other than those set forth herein. This Agreement may be amended only by written agreement of the Manager and only as provided in this Agreement. Notwithstanding any other provision of this Agreement, the parties hereto agree that this Agreement constitutes a legal, valid and binding agreement, and is enforceable against each of them in accordance with its terms.

10.4         Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa.

10.5         Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

10.6         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10.7         Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

10.8         Notices. All notices under this Agreement shall be in writing and shall be given to the party entitled thereto by personal service or by mail, posted to the address maintained by the Company for such person or at such other address as he may specify in writing.

10.9         Rights and Remedies Cumulative; Waivers. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies, and are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

10.10       Heirs. Successors, and Assigns. Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon, and inure to the benefit of, the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors, and assigns.

10.11       Partition. Each member agrees that the assets of the Company are not and will not be suitable for partition. Accordingly, each member hereby irrevocably waives (to the fullest extent permitted by law) any and all rights that he may have, or may obtain, to maintain any action for partition of any of the assets of the Company.

10.12       Tax Status. It is the intention of the Manager that the Company be a disregarded entity for federal income tax purposes under Section 7701 of the Code and the Treasury Regulations promulgated pursuant thereto.

10.13       Effective Date. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State.

ARTICLE XI

DEFINITIONS

In addition to any other defined terms herein, the following terms used in this Agreement shall have the following meanings (unless otherwise expressly provided herein):

(a)          "Affiliate" shall mean any Person controlling or controlled by or under common control with the Company, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any Member or employee of the Company, or any Affiliate thereof and (ii) any Person which receives compensation for administrative, legal or accounting services from the Company, or any of its Affiliates. For purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

(b)          "Bankruptcy" shall mean, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

(c)          "Capital Contribution" shall mean any contribution to the capital of the Company by the Member in cash, property, or services, or a binding obligation to contribute cash, property, or services, whenever made.

(d)          "Certificate of Formation" shall mean the Certificate of Formation of the Company, as amended and in force from time to time.

(e)          “Company Interest” shall mean any equity interest in the Company, direct or indirect.

(h)          "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws and the rules and regulations promulgated thereunder.

(i)          “Company” shall mean BR DFW PORTFOLIO JV MEMBER, LLC.

(j)          “Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity.

(k)          “Manager” shall mean BRG DFW Portfolio, LLC or any entity or individual subsequently elected as manager pursuant to Section 3.6 of this Agreement.

(l)          "Member" shall mean the Person identified in Article II hereof and includes any Person admitted as an additional member or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company.

(m)          "Membership Interest" shall mean the member's limited liability company interest in the Company and the other rights and obligations with respect thereto as set forth in this Agreement. The Membership Interest is set forth beside the member's name in Article II of this Agreement.

(n)          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

(o)          “Property” is defined in Section 1.1 of this Agreement.

(p)          “Subsidiary” shall mean any Entity in which the Company owns, directly or indirectly, a membership or other equity interest equal to 50% or more of the outstanding equity in that Entity.

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The undersigned hereby agrees, acknowledges, and certifies that the foregoing constitutes the sole and entire Limited Liability Company Agreement of the Company.

Member and Manager:

BRG DFW Portfolio, LLC, a Delaware limited liability company

By:	Bluerock Residential Holdings, LP, a Delaware limited partnership, its sole member

	By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation, its general partner

		By:	/s/ R. Ramin Kamfar
		Name:	R. Ramin Kamfar
		Title:	Authorized Signatory